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                                                                EXHIBIT 10.13[1]

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                     AMERICAN COMPENSATION INSURANCE COMPANY

                  WORKERS' COMPENSATION QUOTA SHARE REINSURANCE

                           EFFECTIVE: DECEMBER 1, 2001

                             PLACEMENT CONFIRMATION


COMPANY:                   American Compensation Insurance Company

REINSURER:                 St. Paul Re (on behalf of St. Paul Fire and Marine)

BUSINESS REINSURED:        Losses occurring during the Term of this contract on
                           policies of Workers Compensation and/or Employers
                           Liability Insurance in force as of December 1, 2001 or policies written and effective during the Term of this contract.

REINSURER'S SHARE:         80% Quota Share, to be continued or renegotiated at
                           March 31, 2002.

GROSS WRITTEN              All premiums written by the Company for classes of
PREMIUM                    business reinsured hereunder

SUBJECT PREMIUM:           Gross Written Premium less cancellations and return
                           premiums, and less premium ceded for reinsurance which inures to this Contract.

CEDED PREMIUM              Reinsurer's share of Subject Premium.

TERM: Effective 12:01 a.m., Central Standard Time, December 1, 2001, with respect to losses occurring on or after that date. May be terminated by the Reinsurer or the Company December 31, 2002 or any December 31 thereafter with 90 days prior written notice by certified mail. At the Company's option may be terminated on a run-off basis with policies running until natural expiration or cancellation. If the Company chooses the run-off basis, then the Aggregate Limit shall be 90.25% of Ceded Earned Premium prior to the run-off period plus 82% of Ceded Earned Premium during the run-off period, less any amounts retained through the Loss Corridors. At the Company's option, may be terminated at any month-end with 30 days prior written notice by certified mail on a cut-off basis.

CHANGE OF CONTROL:         If one of the following occurs during the term of
                           this Contract, the Reinsurer shall have the right at its discretion at any time to renegotiate and/or terminate this Contract:

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                           1.    The Company's policyholders' surplus falls by
                                 30% or more from the level it was as of the inception of this Contract.
                           2. The A. M. Best Rating of the Company falls to B- or less.
                           3. The Company has a change in ownership and/or management. "Change in management" shall be defined as four or more of the senior management team (Team S) who make the critical decisions at the Company and who leave the Company during the same year. "Change in ownership" shall be deemed to have occurred if there is a change of 50.0% or more in the ownership of the voting stock of the Company.

                           If this contract is terminated according to the provision above, it will be runoff as allowed in the Term Article. Cutoff at the Company's option.

CEDING COMMISSION:         41% Flat Commission.

PER OCCURRENCE             For policies in force as of January 1, 2001 the Per
LIMITS:                    Occurrence Limit shall be $25,000 (inclusive of
                           ALAE). For policies in states other than Minnesota incepting on or after January 1, 2001 the Per
                           Occurrence Limit shall be $300,000 (inclusive of
                           ALAE). For Minnesota policies incepting on or after January 1, 2001 and losses occurring prior to December 31, 2001 the Per Occurrence Limit shall be
                           $330,000 (exclusive of ALAE). For Minnesota losses occurring after January 1, 2002 the Per Occurrence
                           Limit shall be $350,000 (exclusive of ALAE)

AGGREGATE LIMIT:           The maximum Ultimate Net Loss incurred and paid by
                           the Reinsurer under this contract shall be 90.25% of Ceded Premium, less any amounts retained through the Loss Corridors.

OCCUPATIONAL DISEASE       Losses arising out of Occupational Disease shall be
LOSSES:                    covered, subject to a limit of 2.5% of Ceded Earned
                           Premium.

COVERED LOSSES:            The Covered Losses for which the Reinsurer shall
                           indemnify the Company shall be equal to the Reinsurer's Share of the Ultimate Net Loss within the
                           Per Occurrence Limit, which are paid by the Company, subject to the Loss Corridors and Aggregate Limit.

ULTIMATE NET LOSS:         Ultimate Net Loss as used in this agreement shall
                           mean the actual loss paid by the company or for which the Company is liable to pay including Allocated Loss
                           Adjusting Expenses. Such loss or losses shall not include any levies, fees or assessments from any Government Agency. All salvage, subrogation and recoveries from reinsurance which inures to this contract, whether collected or not, will be deducted from Ultimate Net Loss.


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LOSS CORRIDOR:             The Company shall pay:

                           1. 100% of Covered Losses excess of 60% of Subject Premium and less than 66% of Subject Premium, in the aggregate, plus
                           2. 50% of Covered Losses excess of 66% of Subject Premium and less than 73.5% of Subject Premium, in the aggregate, plus
                           3. 100% of Covered Losses excess of 73.5% of Subject Premium and less than 80% of Subject Premium, in the aggregate.

TERRITORY:                 Losses arising out of policies written in the USA,
                           its territories and possessions, where occurring.

REINSURER'S MARGIN:        4.75% of Ceded Written Premium.

INTEREST CREDIT:           The Experience Account at the end of the each quarter
                           shall be credited at an annualized rate calculated as follows:

                                            [a times i] times .25

                                  where:
                                  a = the ending quarterly Experience Account
                                      balance;
                                  i = the three-year U.S. Treasury Bill rate as
                                      of the last business day of the quarter.

EXPERIENCE ACCOUNT:        An Experience Account balance (EAB) shall be
                           established and maintained on a cumulative basis by the Reinsurer quarterly as follows:

                           1. 100% of the cumulative reinsurance premium due from and paid by the Company and received by the Reinsurer; less
                           2.    Ceding commission on (1) above; less
                           3. The Reinsurer's margin, equal to 4.75% of (1) above; less
                           4. The cumulative ultimate net loss paid by the Reinsurer; plus
                           5. The cumulative Experience Account Interest Credit (as defined above).

MAINTENANCE FEE            There will be a maintenance fee of $37,500 due from
                           and paid by the Company to the Reinsurer on January 1 of each year subsequent to December 31, 2009 if this contract is not commuted prior to December 31, 2009.

PROFIT COMMISSION:         The Company can unilaterally commute at any time
                           after termination if the Experience Account Balance is positive, in which case the EAB will be returned to the Company. However, if the EAB is negative, then commutation is by mutual agreement.


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                           Upon such payment, the Reinsurer shall be released of
                           all current and future liabilities hereon.

REPORTS AND                At inception the Company shall provide the Reinsurer
REMITTANCES:               an electronic listing of policies in force and the
                           unearned premiums on these policies. At inception the Company shall pay the Reinsurance Premium due on the Unearned Premium. If this premium is not paid within 30 days of binding coverage, the reinsurer shall have the right to cancel back to inception.

                           Within 30 days after the end of each calendar quarter, the Company shall report to the Reinsurer:

                           1.    Ceded written premium for the calendar quarter;
                           2.    Commission thereon;
                           3. Ceded losses and allocated loss adjustment expense paid during the calendar quarter;
                           4. Ceded losses and allocated loss adjustment expense case outstanding as of the end of the calendar quarter;
                           5. Ceded incurred but not reported loss reserves outstanding as of the end of the calendar quarter;
                           6.    Open and closed claims counts;
                           7. Ceded unearned premium reserves as of the end of the quarter.

                           The positive balance of (1) less (2) less (3) shall be remitted by the Company within 30 days of its report. Any balance shown to be due the Company shall be remitted by the Reinsurer within 30 days after receipt of the Company's report.

                           Unearned Premium paid more than 30 days after binding coverage, and premiums paid more than 60 days after the end of the quarter shall accrue interest at a compound rate of 0.4% per month.

EXCLUSIONS:                1.    Jones Act.
                           2.    Radioactive Contamination, whether directly or
                                 indirectly arising out of nuclear incident.
                           3.    USL&H, except where incidental being 20% or
                                 less of payroll any one risk.
                           4.    Professional Sports Teams written as such
                                 except administrative personnel who do not travel with the team. Excluded personnel include players, coaches, trainers and all other personnel who regularly travel with the team.
                           5.    Commercial Airlines Flight Crews.
                           6.    Residual Market Pools.


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                           7.    War
                           8.    Insolvency Funds
                           9.    Terrorism - Wording to be agreed.

CLAUSES: Unauthorized Reinsurer Clause (Evergreen LOC including losses, ALAE and IBNR)
                           Currency (BRMA 12A)
                           Extra Contractual Obligations/Loss in Excess of Policy Limits
                           Delay, Omission or Error (BRMA 14F)
                           Access to Records (BRMA 31D)
                           Salvage and Subrogation
                           Taxes (BRMA 50B)
                           Offset (BRMA 36C)
                           Original Conditions (BRMA 37D)
                           Arbitration - Minnesota, Venue and Choice of Law Service of Suit
                           Insolvency
                           Benfield Blanch Intermediary Clause

DEFINITIONS:               "Policy" as used in this agreement shall mean any
                           binder, policy or contract of insurance issued accepted or held covered provisionally or otherwise, by or on behalf of the Company.

                           "Allocated Loss Adjustment Expenses" shall mean expenses assignable to the investigation, defense and/or settlement of a specific claim, including litigation expenses, interest on judgments, and declaratory judgment expense, but not including salaries and benefits of the Company, its directors, officers or employees, offices expenses, overhead, expenses paid to a Company that is part of or affiliated with the Company or is an economically related enterprise, and other fixed expenses of the Company.

                           With respect to losses classified as Cumulative Trauma or Occupational Disease the date of loss for each Loss Occurrence shall be the date when the compensable disability of the employee commences, or if there is no such disability, when the medical treatment commences.

                           "Occupational Disease" shall mean any abnormal condition that fulfills all of the following conditions,

                           1. It is not traceable to a definite compensable accident occurring during the employee's past or present employment;
                           2. It has been caused by exposure to a disease producing agent or agents present in the worker's occupational environment; and
                           3.    It has resulted in disability or death.


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                           "Cumulative Trauma" shall mean any injury that
                           satisfies the following conditions:

                           1. It is not traceable to a definite compensable accident occurring during the employee's past or present employment;
                           2. It has occurred from and has been aggravated by a repetitive employment related activity.
                           3.    It has resulted in a disability or death.



The parties hereto by their respective duly authorized representatives have executed this Agreement as of the dates undermentioned at:

Minneapolis, Minnesota, this 27th day of February 2002.

                                       /s/ ALFRED L. LATENDRESSE
                                       -----------------------------------------
American Compensation Insurance Company (for and on behalf of the Company)

Morristown, New Jersey this _______ day of ______________________________ 20___.


                                       -----------------------------------------
St. Paul Re, Inc. on behalf of
St. Paul Fire and Marine Insurance Company


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